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                                                                      Exhibit 12

                              Greyhound Funding LLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                                  PERIOD FROM
                                                                                 JUNE 24, 1999
                                                                                  (INCEPTION)
                                                               YEAR ENDED           THROUGH
                                                              DECEMBER 31,        DECEMBER 31,
                                                         -------------------------------------
                                                           2001        2000           1999
                                                         --------    --------       --------
EARNINGS AVAILABLE TO COVER FIXED CHARGES:
Income before income taxes                               $ 97,793    $ 82,130       $ 36,412
Plus: Fixed charges                                       115,722     172,764         71,776
                                                         --------    --------       --------
Earnings available to cover fixed charges                $213,515    $254,894       $108,188
                                                         ========    ========       ========

FIXED CHARGES:
Interest expense                                         $115,722    $172,764       $ 71,776
                                                         --------    --------       --------
Total fixed charges                                      $115,722    $172,764       $ 71,776
                                                         ========    ========       ========

RATIO OF EARNINGS TO FIXED CHARGES                           1.85x       1.48x          1.51x
                                                         ========    ========       ========
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